Exhibit 10.8.5

FEDERAL HOME LOAN BANK

OF CHICAGO

EMPLOYEE SEVERANCE

AND

RETENTION PLAN

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FEDERAL HOME LOAN BANK OF CHICAGO

EMPLOYEE SEVERANCE AND RETENTION PLAN

SECTION	1. PLAN NAME AND EFFECTIVE DATE

1.1 The name of the Plan is the Federal Home Loan Bank of Chicago Employee Severance and Retention Plan. The effective date of the Plan shall be June 30, 2004.

SECTION	2. PURPOSE

2.1 The purpose of the Plan is to (a) provide severance pay to eligible Employees under the conditions set forth in this Plan and (b) provide an incentive for current Employees to continue in their current positions with the Bank through a period of organizational change. Severance payments under the Plan are designed to provide the Employee with funds while seeking other employment. The retention bonus is designed to encourage Employees to continue providing valuable service to the Bank during a transition period.

SECTION	3. DEFINITIONS

3.1 Bank shall mean the Federal Home Loan Bank of Chicago.

3.2 Board shall mean the Board of Directors (or a Committee thereof) of the Bank.

3.3 Cause shall mean: (a) a material violation by the Employee of any applicable law or regulation respecting the business of the Bank; (b) the Employee being found guilty of a felony or an act of dishonesty in connection with the performance of his duties as an employee of the Bank; or (c) the willful or negligent failure of the Employee to fulfill the duties and responsibilities of his position. The Employee shall be entitled to at least seven (7) days’ prior written notice of the Bank’s intention to terminate his or her employment for any Cause specifying the grounds for such termination and the means to rectify such conduct, if any, and seven (7) days to rectify or appeal in writing to the Board regarding the existence of such Cause.

3.4 Constructive Discharge shall mean any one of the following events: (i) the Employee is moved from the position(s) held with the Bank as of the Effective Date, other than as a result of the Employee’s appointment to one or more position(s) of equal or superior scope and responsibility; or (ii) the Employee shall fail to be vested by the Bank with the powers authority and support services of any of such position(s); or (iii) the Bank otherwise commits a material breach of its obligations under this Plan.

3.5 Employee shall mean a regular, active full-time or Part-time Plus employee of the Bank, but excludes an employee who has a written employment agreement, severance agreement or similar agreement with the Bank providing for severance payment(s) in the event of termination of employment.

3.6 Participant shall mean an Employee who satisfies the eligibility requirements as set forth in Section 4.1 with respect to severance payments or Section 4.2 with respect to retention bonus payments, as the case may be.

3.7 Pay shall mean the base or regular compensation rate as of the calendar month preceding the employment termination date.

3.8 Payment Period shall mean the number of weeks of Pay a Participant is entitled to under Section 5.1. The Payment Period is not dependent on whether a benefit payment under Section 5 is made periodically or in a lump sum.

3.9 Plan shall mean this Federal Home Loan Bank of Chicago Employee Severance and Retention Plan as it may be amended from time to time.

3.10 Retention Period shall mean the period of time commencing on June 30, 2004 and ending on June 30, 2005.

3.11 Service shall mean all employment with the Bank, or any successor thereof.

SECTION 4. ELIGIBILITY

4.1 An Employee shall be eligible for severance payments and employee benefits under the Plan, as set forth in Section 5, if:

(a) the Employee is selected for inclusion by the Board; and

(b) the Employee is terminated by the Bank, other than for Cause; and

(c) the Employee signs a general release waiving any employment related claims against the Bank in a form provided by the Bank.

4.2 An Employee shall be eligible for the retention bonus payment and employee benefits under the Plan, as set forth in Section 6, if:

(a) the Employee is selected for inclusion by the Board; and

(b) the Employee remains employed by the Bank during the Retention Period; and

(c) the Employee signs a Retention Agreement in the form of Annex I to this Plan; and

(d) the Employee signs a general release waiving any employment related claims against the Bank in a form provided by the Bank, provided that this clause (d) shall only apply in the case of an Employee whose employment is terminated pursuant to Section 6.3.

SECTION 5. SEVERANCE PAYMENT CALCULATION; PAYMENT AND BENEFIT CONTINUATION

5.1 A Participant under the Plan shall be eligible to receive the following severance payment:

Management Committee – the greater of (a) four (4) weeks’ Pay for each full calendar year of Service, or (b) one (1) year’s Pay; or

Senior Vice President and Vice President – the greater of (a) three (3) weeks’ Pay for each full calendar year of Service, or (b) nine (9) months’ Pay;

5.2 The Bank reserves the right to offset the payments described in Section 5.1 above against any monies the Participant owes the Bank.

5.3 Payments under the Plan shall be made during the Payment Period in accordance with the regular payroll schedule of the Bank or, at the discretion of the Board, in a lump sum within five (5) business days after the date the Participant’s employment with the Bank is terminated, subject to any necessary or required benefit or tax withholding.

5.4 If a Participant dies before receiving a payment due under the Plan, such payment shall continue to be paid to the beneficiary designated by the Participant.

5.5 A Participant who elects to continue health insurance coverage after termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), shall have the premium for such continuation coverage paid by the Bank. The period of such payment, if any, shall be the Payment Period. After the end of the Payment Period (if applicable), the Participant will be required to pay the full COBRA premium for such coverage until the end of the COBRA continuation period.

5.6 In the event of an involuntary termination for Cause, the voluntary termination by the Employee of his or her employment during the Retention Period for any reason other than a Constructive Discharge, or termination of employment after the Plan terminates, the Employee will not be entitled to any compensation or benefits under this Section 5, other than compensation and benefits up to the date of termination.

SECTION 6. RETENTION BONUS PAYMENT CALCULATION; PAYMENT AND BENEFIT CONTINUATION

6.1 If the Employee has continued in his or her employment with the Bank during the Retention Period, the Bank shall pay to the Employee in a lump sum within 30 days of the end of the Retention Period an amount equal to the Target Award Percentage payable under the Federal Home Loan Bank of Chicago Management Incentive Compensation Plan or the Bankwide Incentive Compensation Plan, as may be applicable, based upon the Plan Worksheet established for the Employee for the 2004 Plan Year as in effect on the Effective Date. The Bank shall withhold from amounts payable to the Employee hereunder, any federal, state or local withholding or other taxes or changes which it is required to withhold.

6.2 During the Retention Period, the Employee shall continue to receive compensation at his or her annual base salary rate, and shall be entitled to participate in all plans and benefits including, but not limited to, incentive compensation, disability income, life insurance, medical and hospitalization insurance, severance pay, and similar or comparable plans, and also receive perquisites extended to similarly situated employees, at the greatest amount and level as was paid or provided to similarly situated employees during the Retention Period.

6.3 If, during the Retention Period, the Employee’s employment is either (a) terminated by the Bank for any reason other than Cause or (b) voluntarily terminated by the Employee because the Employee as a result of a Constructive Discharge, then the Employee will be entitled to payment of the retention bonus as provided for under Section 4 hereof; provided, however, that payment of the retention bonus will be made to the Employee within 30 days of the Employee’s last day of work.

6.4 In the event of an involuntary termination for Cause or the voluntary termination by the Employee of his or her employment during the Retention Period for any reason other than a Constructive Discharge, the Employee will not be entitled to any compensation or benefits under this Section 6, other than compensation and benefits up to the date of termination.

6.5 The provisions of Sections 8, 9, and 10 shall not apply to Section 6.

SECTION 7. ADMINISTRATION

7.1 The Plan is sponsored and shall be administered by the Bank. The Human Resources Director of the Bank shall be the named fiduciary under the Plan.

7.2 The Bank may at any time delegate to a person or body, or reserve therefor, any of the fiduciary responsibilities or administrative duties with respect to the Plan. The Bank, or any such delegate, shall have the complete discretion and authority to interpret the Plan, including matters regarding eligibility and benefit entitlement.

7.3 Subject to the limitation of the provisions of the Plan, the Bank may establish such rules for the administration of the Plan as the Board may deem desirable.

7.4 The expenses of administering the Plan, including the benefits, shall be paid by the Bank out of its general assets.

7.5 The Plan and all of its records shall be kept on a calendar year basis, beginning January 1 and ending December 31 of each calendar year.

7.6 Except as required by applicable law, benefits provided under the Plan shall not be subject to assignment or alienation, since they are primarily for the support and maintenance of the Participants. Likewise, such benefits shall not be subject to attachment by creditors of or through legal process against the Bank or any Participant.

7.7 The Bank reserves the right to change or amend the Plan in order to carry out the intent hereof by a resolution adopted by a majority of the Board. Participants will be notified of any changes, and all changes will be subject to the Plan’s provisions and applicable laws. The Plan will automatically terminate on June 30, 2005.

7.8 Nothing herein shall be construed as giving to any Employee of the Bank any right to remain in the employ of the Bank, nor shall it provide or be construed as providing any right to claim any pension or other benefit or allowance after termination of employment with the Bank.

SECTION 8. CLAIMS PROCEDURE

8.1 Employees normally do not need to take any action to receive benefits under the Plan. Employees will normally be contacted by the Bank or its delegate concerning the receipt of benefits. Employees who are not so contacted, and who believe they are entitled to benefits under the Plan, must submit a written claim to the Bank within sixty (60) days of the date of the alleged occurrence giving rise to the claim. If the Bank or any delegate believes that the claim should be denied, the Employee shall be notified in writing of the denial of the claim within ninety (90) days after the Bank’s receipt of the claim. Such notice shall (a) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan on which the denial is based; (b) describe any additional material or information that should be received before the claim may be acted upon favorably and explain the reason why such material or information, if any, is needed; (c) inform the Employee of his or her right pursuant to this section to request review of the decision by the Bank; and (d) explain the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of the Employee’s right to bring a civil action under Section 502(a) of ERISA following an adverse determination on review. An Employee who believes that he or she has submitted all available and relevant information may appeal the denial of a claim to the Bank by submitting a written request for review within sixty (60) days after the date on which such denial is received. Such period may be extended by the Bank for good cause shown. During this period, the Employee making the request for review may examine the Plan documents, records and other information relevant to the Employee’s claim for benefits. The Bank shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Bank for up to an additional sixty (60) days in special circumstances. The Bank’s decision shall be in writing, shall include specific reasons for the decision, shall refer to pertinent provisions of the Plan on which the decision is based, and shall be conclusive and binding on all persons.

SECTION 9. GENERAL INFORMATION

9.1 The Plan administrative contact and agent for service of process is the Bank’s Director of Human Resources, who can be contacted at:

Federal Home Loan Bank of Chicago

111 East Wacker Drive

Chicago, IL 60601

(312) 565-5700

9.2 The Bank Employer Identification Number is 36-6001019 and the Plan number is 510.

SECTION 10. ERISA RIGHTS STATEMENT

10.1 As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that you are entitled to:

•	Examine, without charge at the office of the Plan administrator, all Plan documents, including copies of all documents filed by the Plan with the U.S. Department of Labor, such as annual reports;

•	Obtain copies of the Plan document and other documents governing the operation of the Plan upon written request to the Plan administrator. The administrator may make a reasonable charge for the copies.

In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of an employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other participants.

No one may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan administrator review and reconsider your claim.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan administrator and do not receive them within thirty (30) days, you may file suit in a federal court. In such case, the court may require the Plan administrator to provide the materials and pay up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan administrator.

If you have a claim for a benefit which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plans assets, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file a suit in federal court.

The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

If you have questions about the Plan, you should contact the Plan administrator. If you have any questions about this statement or your rights under ERISA, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

SECTION 11. GOVERNING LAW

11.1 The Plan and the rights of the parties hereunder shall be governed by and interpreted in accordance with federal law, and the laws of the State of Illinois. The invalidity or unenforceability of any provision or any part of any provision, hereof shall in no way effect the validity or enforceability of any other provision or part hereof.

Approved by the Personnel & Compensation Committee
of the Board of Directors this 30th day of June, 2004

FEDERAL HOME LOAN BANK OF CHICAGO

By:	/s/ Peter E. Gutzmer

Its Corporate Secretary

ANNEX I

TO

EMPLOYEE SEVERANCE PAY AND RETENTION BONUS PLAN

RETENTION BONUS AGREEMENT

This RETENTION BONUS AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of June, 2004 (the “Effective Date”) by and between THE FEDERAL HOME LOAN BANK OF CHICAGO (the “Bank”), and                                  (the “Employee”)

RECITALS

A. The Employee is a valued and valuable member of the workforce of the Bank.

B. The Bank recognizes that an organizational change at the Bank may cause uncertainty of employment which uncertainty may result in the loss of the valuable services of the Employee.

C. The Bank desires to continue to employ the Employee through the date of any organizational change and the Employee is willing to continue such employment.

D. The Employee has been selected as a Participant in the Federal Home Loan Bank of Chicago Employee Severance Pay and Retention Bonus Plan (the “Plan”) and the execution of this Agreement is a condition to the Employees receipt of certain benefits under the Plan.

NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

AGREEMENT

1. Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Plan.

2. Position and Duties. The Employee hereby agrees to remain in the employ of the Bank throughout the Retention Period in his or her current capacity. During the period of the Employees employment hereunder, the Employee shall devote his or her best efforts and full business time, energy, skills and attention to the business and affairs of the Bank.

3. Retention Bonus Payment; Compensation and Benefits. The Employee shall be entitled to receive the payment, compensation and other benefits specified in Section 6 of the Plan, all pursuant to and in accordance with the terms of the Plan.

4. Governing Law. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without regard to the law regarding conflicts of law.

5. Amendment. This Agreement may not be amended or modified except by written agreement signed by the Employee and the Bank.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

FEDERAL HOME LOAN BANK OF CHICAGO	EMPLOYEE

By:

Its

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